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                                                                   EXHIBIT 99.1


NEWS


FLEMING PROVIDES UPDATE ON FINANCING DISCUSSIONS AND INTENDS TO REQUEST EXTENSION OF TIME TO FILE FORM 10-K

DALLAS, March 28/PRNewswire-FirstCall/ -- Fleming Companies, Inc. (NYSE: FLM) announced today that it is engaged in discussions with alternative financing sources and its vendors regarding the Company's near-term liquidity constraints. Based on discussions with its lenders earlier today, the Company does not expect to reach closure on an amendment to its credit facility and now believes that additional near-term financing is necessary to permit the Company to continue to fulfill its obligations on a timely basis.


Peter Willmott, Fleming's Interim President and Chief Executive Officer, said, "Our management and associates are committed to working closely with our vendors to meet the continuing needs of our mutual retail customers."


The Company will file the necessary documentation with the Securities and Exchange Commission to obtain a 15-day extension of the March 28, 2003 due date for the filing of its Annual Report on Form 10-K for the fiscal year ended December 28, 2002. The extension of time is necessary to permit the Company to properly account for and assess the significant business changes affecting the Company. Although the conclusions that will result from the Company's ongoing assessment of these issues and the related Audit and Compliance Committee investigation are not yet complete, it is likely that the Company will restate certain of its historical financial statements and related disclosures previously filed with the SEC.

Unless the Company is able to obtain sufficient alternative financing, the Company now believes that its 2002 financial statements will likely include a going concern uncertainty.

Fleming has settled all pre-petition and post-petition disputes with Kmart relating to Kmart's bankruptcy filing and the subsequent termination of the parties' supply agreement. The bankruptcy court entered an order approving the settlement on March 25, 2003 and Fleming received $37 million in cash payments thereunder earlier today.

Fleming also announced the completion of the sale of three of its retail stores located in the Salt Lake City, Utah market and two of its retail stores in the El Paso, Texas market to Albertsons.

About Fleming

Fleming is a leading supplier of consumer package goods to retailers of all sizes and formats in the United States. Fleming serves a wide range retail locations across the country, including supermarkets, convenience stores, discount stores, concessions, limited assortment, drug, supercenters, specialty, casinos, gift shops, military commissaries and exchanges and more. Fleming serves more than 600 North American stores of global supermarketer IGA. To learn more about Fleming, visit our Web site at http://www.fleming.com.


Forward-Looking Statement


This document contains forward-looking statements regarding future events. These forward-looking statements are subject to a number of factors that could cause actual results to differ materially from those stated in this release, including without limitation: changes in general economic conditions; adverse effects of the changing industry and increased competition; sales declines and/or loss of customers; unanticipated problems with product procurement; exposure to litigation and other contingent losses; the inability to integrate acquired companies and to achieve operating improvements at those companies; the ability to successfully sell our retail operations; the ability to obtain financing; successful execution of the operational realignment and cost reduction plan; increases in labor costs and disruptions in labor relations with union bargaining units representing Fleming's employees; and the negative effects of Fleming's substantial indebtedness and the limitations imposed by restrictive covenants contained in Fleming's debt instruments. Additional information about these factors is contained in Fleming's reports and filings with the Securities and Exchange Commission, including its 2001 Form 10-K. The forward-looking statements speak only as of the date made and Fleming undertakes no obligation to update forward-looking statements to reflect developments or information obtained after the date of this release.


         CONTACTS:
           (Media) Shane Boyd 972.906.2125
           (Investors-Equity) Mark Shapiro 972.906.8109
           (Investors-Debt) Clint Bryant 972.906.8142


SOURCE Fleming